Exhibit 24(b)

POWER OF ATTORNEY

The undersigned directors and officers of The Gorman-Rupp Company (the “Company”) hereby appoint Jeffrey S. Gorman, Wayne L. Knabel, Brigette A. Burnell and Douglas A. Neary, and each of them, as attorneys-in-fact and agents for each of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead, in any and all capacities, of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 (or such other form as counsel to the Company may advise as appropriate) for the purpose of registering (i) the Common Shares of the Company to be acquired by participants under the Company’s 401(k) Plan (the “Plan”), and (ii) an indeterminate amount of interests in the Plan that are separate securities, and any and all supplements, amendments (including post-effective amendments), exhibits and consents to any such Registration Statements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such Registration Statements or the securities covered thereby, and to take any and all other action that any of them may deem necessary or advisable in order to effect such registration with full power and authority to do and perform any and all acts whatsoever necessary or advisable.

Executed as of the 22nd day of October, 2015.

/S/ JEFFREY S. GORMAN Jeffrey S. Gorman	President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ WAYNE L. KNABEL Wayne L. Knabel	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ JAMES C. GORMAN James C. Gorman	Director

/S/ M. ANN HARLAN M. Ann Harlan	Director

/S/ THOMAS E. HOAGLIN Thomas E. Hoaglin	Director

/S/ CHRISTOPHER H. LAKE Christopher H. Lake	Director

/S/ KENNETH R. REYNOLDS Kenneth R. Reynolds	Director

/S/ RICK R. TAYLOR Rick R. Taylor	Director

/S/ W. WAYNE WALSTON W. Wayne Walston	Director